Exhibit 99.1

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Effective April 30, 2017, Layne Christensen Company ("Layne") and certain of its subsidiaries (collectively, the "Company"), completed its previously announced sale of substantially all of the assets of Layne's Heavy Civil business for $10.1 million, less an estimate of the business segment’s estimated working capital adjustment as of April 30, 2017.  The purchaser of the Heavy Civil business is Reycon Partners LLC (the "Buyer"), which is owned by a group of private investors, including members of the former Heavy Civil senior management team.

Subject to certain exceptions, the Buyer assumed the Company's obligations under the contracts of the Heavy Civil business that were open as of the date of the Purchase Agreement and the Company will retain other obligations of the business, including warranty obligations and litigation matters for the business' contracts that were completed as of the date of the Purchase Agreement.  Any retained obligations are included in the following Unaudited Pro Forma Consolidated Financial Statements.  In addition, Layne and the buyer agreed to contingent consideration related to an outstanding contract receivable.

In connection with the disposition of Heavy Civil, Layne received net proceeds consisting of $5.8 million in cash taking into account an estimated negative working capital adjustment of $4.3 million.  In connection with the disposition, there were approximately $1.1 million of transaction costs.  We intend to use the net proceeds from the sale for general corporate purposes and to pursue selective growth opportunities in our core businesses. These potential uses are not reflected in the Unaudited Pro Forma Consolidated Financial Statements. A full description of all pro forma adjustments are included herein.  Following the closing of the Purchase Agreement, Layne does not own any equity interest in Heavy Civil and Layne will no longer consolidate Heavy Civil business within its financial results.

The following Unaudited Pro Forma Consolidated Financial Statements of Layne reflect the impact of the disposition of Heavy Civil, to remove the assets, liabilities and results of operations of the business, which are based upon, and should be read in conjunction with, our historical Consolidated Financial Statements and related notes included in our Annual Report on Form 10-K for the year ended January 31, 2017 filed on April 10, 2017.

•

The Unaudited Pro Forma Consolidated Statements of Operations for the fiscal years ended January 31, 2017, 2016 and 2015 are presented as if the disposition of Heavy Civil occurred on February 1, 2014.

•	The Unaudited Pro Forma Consolidated Balance Sheet of Layne as of January 31, 2017 is presented as if the disposition of Heavy Civil occurred on February 1, 2016.

The Unaudited Pro Forma Consolidated Financial Statements are presented for illustrative purposes only and are not intended to represent or be indicative of our consolidated results of operations or financial position that would have been reported had the disposition of Heavy Civil been completed as of the dates presented, and should not be taken as representation of our future consolidated results of operations or financial condition. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable under the circumstances.

LAYNE CHRISTENSEN COMPANY AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended January 31, 2017
(in thousands, except per share data)	Historical Layne	Pro Forma Adjustments (a)	Pro Forma Layne
Revenues	$601,972	$137,189	$464,783
Cost of revenues (exclusive of depreciation and amortization charges shown below)	(502,050)	(128,910)	(373,140)
Selling, general and administrative expenses (exclusive of depreciation and amortization charges shown below)	(97,202)	(11,655)	(85,547)
Depreciation and amortization	(26,911)	(1,609)	(25,302)
Equity in earnings of affiliates	2,655	—	2,655
Restructuring costs	(17,348)	(424)	(16,924)
Interest expense	(16,883)	—	(16,883)
Other income, net	4,951	222	4,729
Loss from continuing operations before income taxes	(50,816)	(5,187)	(45,629)
Income tax expense	(1,420)	—	(1,420)
Net loss attributable to Layne Christensen Company	$(52,236)	$(5,187)	$(47,049)

Loss per share information attributable to
Layne Christensen Company shareholders:
Loss per share from continuing operations - basic and diluted	$(2.64)		$(2.38)

Weighted average shares outstanding - basic and dilutive	19,786		19,786

LAYNE CHRISTENSEN COMPANY AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended January 31, 2016
(in thousands, except per share data)	Historical Layne	Pro Forma Adjustments (a)	Pro Forma Layne
Revenues	$683,010	$164,905	$518,105
Cost of revenues (exclusive of depreciation, amortization and impairment charges shown below)	(570,078)	(159,320)	(410,758)
Selling, general and administrative expenses (exclusive of depreciation, amortization and impairment charges shown below)	(108,159)	(9,874)	(98,285)
Depreciation and amortization	(32,685)	(2,593)	(30,092)
Impairment charges	(4,598)	—	(4,598)
Equity in losses of affiliates	(612)	—	(612)
Restructuring costs	(9,954)	(765)	(9,189)
Gain on extinguishment of debt	4,236	—	4,236
Interest expense	(18,011)	—	(18,011)
Other income, net	2,354	765	1,589
Loss from continuing operations before income taxes	(54,497)	(6,882)	(47,615)
Income tax benefit/(expense)	1,635	2,372	(737)
Net loss from continuing operations	(52,862)	(4,510)	(48,352)
Net income from discontinued operations prior to Heavy Civil disposition	8,057	—	8,057
Net loss	(44,805)	(4,510)	(40,295)
Net income attributable to noncontrolling interests	28	—	28
Net loss attributable to Layne Christensen Company	$(44,777)	$(4,510)	$(40,267)

(Loss) income per share information attributable to
Layne Christensen Company shareholders:
Loss per share from continuing operations - basic and diluted	$(2.68)		$(2.45)
Income per share from discontinued operations prior to Heavy Civil disposition - basic and diluted	0.41		0.41
Loss per share - basic and diluted	$(2.27)		$(2.04)

Weighted average shares outstanding - basic and dilutive	19,730		19,730

LAYNE CHRISTENSEN COMPANY AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended January 31, 2015
(in thousands, except per share data)	Historical Layne	Pro Forma Adjustments (a)	Pro Forma Layne
Revenues	$720,568	$198,511	$522,057
Cost of revenues (exclusive of depreciation and amortization charges shown below)	(610,844)	(208,237)	(402,607)
Selling, general and administrative expenses (exclusive of depreciation and amortization charges shown below)	(117,085)	(11,276)	(105,809)
Depreciation and amortization	(41,978)	(4,359)	(37,619)
Equity in losses of affiliates	(2,002)	—	(2,002)
Restructuring costs	(2,698)	(54)	(2,644)
Interest expense	(13,707)	—	(13,707)
Other income (loss), net	1,352	1,959	(607)
Loss from continuing operations before income taxes	(66,394)	(23,456)	(42,938)
Income tax benefit	3,945	—	3,945
Net loss from continuing operations	(62,449)	(23,456)	(38,993)
Net loss from discontinued operations prior to Heavy Civil disposition	(46,878)	—	(46,878)
Net loss	(109,327)	(23,456)	(85,871)
Net loss attributable to noncontrolling interests	(824)	—	(824)
Net loss attributable to Layne Christensen Company	$(110,151)	$(23,456)	$(86,695)

Loss per share information attributable to
Layne Christensen Company shareholders:
Loss per share from continuing operations - basic and diluted	$(3.22)		$(2.03)
Loss per share from discontinued operations prior to Heavy Civil disposition - basic and diluted	(2.39)		(2.39)
Loss per share - basic and diluted	$(5.61)		$(4.42)

Weighted average shares outstanding - basic and dilutive	19,630		19,630

LAYNE CHRISTENSEN COMPANY AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS

	Year Ended January 31, 2017
(in thousands)	Historical Layne	Pro Forma Adjustments		Pro Forma Layne
ASSETS
Current assets:
Cash and cash equivalents	$69,000	$5,694	(b)	$74,694
Customer receivables, less allowance of $3,502 and $3,494, respectively	70,983	(13,731)	(c)	57,252
Costs and estimated earnings in excess of billings on uncompleted contracts	71,593	(22,970)	(c)	48,623
Inventories	21,123	(2,426)	(c)	18,697
Other	17,784	(1,033)	(c)	16,751
Total current assets	250,483	(34,466)		216,017
Property and equipment, net	102,220	(5,235)	(c)	96,985
Other assets:
Investment in affiliates	55,290	—		55,290
Goodwill	8,915	—		8,915
Other intangible assets, net	1,779	—		1,779
Other	17,464	(895)	(c)	16,569
Total other assets	83,448	(895)		82,553
Total assets	$436,151	$(40,596)		$395,555

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$58,109	$(16,963)	(d)	$41,146
Billings in excess of costs and estimated earnings on uncompleted contracts	22,690	(3,530)	(d)	19,160
Other current liabilities	64,139	893	(d, e)	65,032
Total current liabilities	144,938	(19,600)		125,338
Noncurrent liabilities:
Long-term debt	162,346	—		162,346
Accrued insurance	15,647	—		15,647
Deferred income taxes	4,199	—		4,199
Other	26,753	—		26,753
Total noncurrent liabilities	208,945	—		208,945
Commitments and contingencies
Equity:
Common stock, par value $.01 per share, 60,000 shares authorized, 19,805 and 19,789 shares issued and outstanding, respectively	198	—		198
Capital in excess of par value	369,160	—		369,160
Treasury Stock	—	—		-
Accumulated deficit	(268,820)	(20,996)	(f)	(289,816)
Accumulated other comprehensive loss	(18,318)	—		(18,318)
Total Layne Christensen equity	82,220	(20,996)		61,224
Noncontrolling interests	48	—		48
Total equity	82,268	(20,996)		61,272
Total liabilities and equity	$436,151	$(40,596)		$395,555

LAYNE CHRISTENSEN COMPANY AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Pro Forma Adjustments

(a)	These adjustments reflect the elimination of revenues and expenses of the Heavy Civil business for the year presented.
(b)	This adjustment reflects the Cash Consideration less the estimated working capital adjustment for the disposition of the Heavy Civil business.
(c)	These adjustments reflect the elimination of the Heavy Civil business Purchase and Sale Assets (with Layne retaining Excluded Assets).
(d)	These adjustments reflect the elimination of the Heavy Civil business liabilities that were sold as part of the Asset Purchase Agreement.
(e)	This adjustment also reflects the estimated accrued transaction costs of $1.0 million associated with the sale of the Heavy Civil business.
(f)

This adjustment reflects the estimated loss on the disposition of the Heavy Civil business which is the net impact of Cash Consideration received and assets and liabilities sold.  This consisted of $25.7 million of Heavy Civil business net assets and liabilities at January 31, 2017 plus cash of $10.1 million less estimated working capital adjustment of $4.3 million, less estimated transaction costs of $1.1 million.